                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit (21)

                        RUSSELL CORPORATION SUBSIDIARIES

                                                   JURISDICTION
NAME                                             OF INCORPORATION
----                                             ----------------
Domestic:

Alexander City Flying Service, Inc.                  Alabama

Brooks Sports, Inc.                                 Washington

Cross Creek Apparel, LLC                          North Carolina

Cross Creek Holdings, Inc.                           Delaware

Cumberland Asset Management, Inc.                    Delaware

DeSoto Mills, LLC                                    Alabama

Frontier Yarns, LLC                                  Alabama

Jerzees Apparel, LLC                                 Georgia

Mossy Oak Apparel Company                            Delaware

RINTEL Properties, Inc.                              Delaware

Russell Apparel, LLC                                 Alabama

Russell Asset Management, Inc.                       Delaware

Russell Corporation (Delaware)                       Delaware

Russell Financial Services, Inc.                     Delaware

Russell Servicing Co., Inc.                          Alabama

Russell Yarn, LLC                                    Alabama

SGG Lisco LLC                                        Delaware

SGG Patents LLC                                      Delaware

Foreign:

Athletic de Camargo, S.A. de C.V.                     Mexico

Brooks Sports Limited                             United Kingdom

Citygate Textiles Limited                         United Kingdom

Cross Creek de Honduras, S. de R.L.                  Honduras

Eagle R Holdings Limited                          United Kingdom

                        RUSSELL CORPORATION SUBSIDIARIES

                                                   JURISDICTION
NAME                                             OF INCORPORATION
----                                             ----------------

Jerzees Buena Vista, S. de R.L.                      Honduras

Jerzees Campeche, S.A. de C.V.                        Mexico

Jerzees Choloma, S. de R.L.                          Honduras

Jerzees de Honduras, S. de R.L.                      Honduras

Jerzees de Jimenez, S.A. de C.V.                      Mexico

Jerzees Holdings (Ireland) Limited                   Ireland

Jerzees Yucatan, S.A. de C.V.                         Mexico

RLA Manufacturing, S. de R.L.                        Honduras

Ruservicios, S. de R.L.                              Honduras

Russco Holdings, Ltd.                              Grand Cayman

Russell Athletic Holdings (Ireland) Limited          Ireland

Russell Colombia Ltda.                               Colombia

Russell Co-Op, LLC                                     Guam

Russell Corp. Australia Pty. Ltd.                   Australia

Russell Corp. Bangladesh Limited                    Bangladesh

Russell Corp. Far East Limited                      Hong Kong

Russell del Caribe, Inc.                           Puerto Rico

Russell do Brasil, Ltda.                              Brazil

Russell Europe Limited                            United Kingdom

Russell Foreign Sales Ltd.                           Barbados

Russell France SARL                                   France

Russell Germany GmbH                                 Germany

Russell Holdings Europe B.V.                       Netherlands

Russell Italy S.r.L.                                  Italy

Russell Japan KK                                      Japan

Russell Mexico, S.A. de C.V.                          Mexico

                        RUSSELL CORPORATION SUBSIDIARIES

                                                   JURISDICTION
NAME                                             OF INCORPORATION
----                                             ----------------

Russell Spain, S.L.                                   Spain

Servicios Russell, S.A. de C.V.                       Mexico

Spalding Canada Corp.                                 Canada